UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

RH

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

15 Koch Road, Suite K

Corte Madera, California 94925

SUPPLEMENT DATED JUNE 27, 2018

TO PROXY STATEMENT DATED JUNE 4, 2018

FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 18, 2018

On June 4, 2018, RH filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission, which was distributed in connection with RH’s Annual Meeting of Stockholders scheduled for July 18, 2018 (the “Annual Meeting”). RH is filing this supplement to its Proxy Statement solely to correct an inadvertent error in the given deadline for the submission of stockholder proposals in order to be considered for inclusion in the proxy materials for next year’s stockholder meeting (the “2019 Annual Meeting of Stockholders”) as previously disclosed in the Proxy Statement.

The deadline for submission of stockholder proposals in order to be considered for inclusion in the proxy materials for the 2019 Annual Meeting of Stockholders was incorrectly stated as March 6, 2019 on page 57 of the Proxy Statement, when in fact under the applicable standard in SEC Rule 14a-8, the correct deadline is February 4, 2019.

This supplement does not change or amend any other disclosures included in the Proxy Statement. It is filed solely to correct the deadline for the submission of such proposals for the 2019 Annual Meeting of Stockholders to February 4, 2019.